Exhibit 99.4

FOR USE BY BENEFICIAL OWNERS OF U.S. RETAIL NOTES

U.S. RETAIL HOLDER ELECTION INSTRUCTION LETTER

With Respect To

9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Notes due 2009,
10 1/2% Notes due 2018, Floating Rate Notes due 2003
(together, the "Old Notes")

of

Multicanal S.A.

        that were tendered (i) on or prior to close of business on December 12, 2003 into Multicanal S.A.'s (the "Company") offer to purchase for cash (the "Cash Option") at a price of U.S.$300 per U.S.$1,000 aggregate principal amount of Old Notes and other financial indebtedness of the Company (together, the "Existing Debt") presented in the Company's acuerdo preventivo extrajudicial (the "APE"), (ii) as to which it is certified that as of the date they were tendered into the Cash Option, such Old Notes were not beneficially owned by either (a) persons outside the United States within the meaning of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), or (b) qualified institutional buyers ("QIBs") within the meaning of Rule 144A under the Securities Act (such not excluded beneficial holders, the "U.S. Retail Holders" and the Old Notes so beneficially owned, the "Eligible Notes"). The request to make a new election with respect to Eligible Notes described herein (the "U.S. Retail Holder Election") is being done to meet a condition in the order entered by the United States Bankruptcy Court, Southern District of New York (the "U.S. Bankruptcy Court") on January 6, 2005 in the proceedings captioned "In re: Board of Directors of Multicanal S.A., Debtor in Foreign Proceeding" (Case No. 04-10280 (ALG)) and "In re: Multicanal S.A., Alleged Debtor" (Case No. 04-10523 (ALG)), regarding recognition in the United States of the APE under 11 U.S.C. § 304 to the extent effective in Argentina (the "U.S. Order"). Holders are referred to the prospectus (the "Prospectus") accompanying this election instruction letter (the "Election Instruction Letter") for more information about the U.S. Retail Holder Election and the offer made concurrently herewith to holders of Old Notes that did not make an election among the three options contemplated in the Company's APE (the "Options") on or prior to December 12, 2003 (the "Court-Ordered Election," and together with the U.S. Retail Holder Election, the "Election Offers").

        The U.S. Order was appealed to the United States District Court for the Southern District of New York (the "U.S. District Court") in the proceeding captioned "Argentinean Recovery Company LLC, et. al v. Board of Directors of Multicanal S.A." (Case No. 04-CIV 3619 (AKH)). On April 5, 2005, the U.S. District Court entered an order upholding the U.S. Bankruptcy Court's dismissal of the involuntary petition filed against the Company and the denial of the claim regarding alleged rights under the Trust Indenture Act of 1939, but reserved judgment on issues relating to the implementation of a proposed cure to address the U.S. retail holder discrimination found by the U.S. Bankruptcy Court. At a hearing held on May 31, 2005, the U.S. District Court indicated its intention to affirm the U.S. Bankruptcy Court on many issues. It also stated that it intended to remand the proceedings to the U.S. Bankruptcy Court and instruct the U.S. Bankruptcy Court to establish whether the proposed remedy to cure the U.S. retail holder discrimination (as well as the implementation of the Court-Ordered Election) could be legally effected in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or registration with the U.S. Securities and Exchange Commission (the "Commission") of the new securities to be issued to the creditors identified by both courts was required.

        Also in May 2005, a notice of appeal to the United States Court of Appeals for the Second Circuit (the "Second Circuit") of the U.S. District Court's April 5, 2005 order was filed and a motion to dismiss the appeal on the grounds that the Second Circuit has no appellate jurisdiction over the U.S.

District Court's April 5, 2005 was submitted and opposed. Both parties stipulated that this motion to dismiss the Second Circuit appeal and the briefing and hearing on the appeal should be adjourned until after the U.S. District Court issues its further order. The stipulation was approved by the Second Circuit on August 18, 2005.

        The deadline to submit a request with respect to the U.S. Retail Holder Election is 5:00 p.m., New York City time,                         , 2005 (the "Expiration Date").

To Our Clients:

        Enclosed is an election notice (the "Election Notice") in connection with the U.S. Retail Holder Election (together with this Election Instruction Letter, the "Election Forms") of the Company.

        The Election Forms are being forwarded to you as the beneficial owner of Eligible Notes carried by us for your account or benefit, but not registered in your name. A request with respect to a new election of any Eligible Notes may only be made by us as the registered holder pursuant to your instructions. Accordingly, we request instructions confirming that you wish us to submit a request with respect to all or any of the Eligible Notes to be tendered by us for your account in accordance with the terms of the U.S. Retail Holder Election. We urge you to read carefully the Prospectus and the Election Forms before instructing us to submit an Election Notice with respect to your Eligible Notes.

        You must complete and return this Election Instruction Letter to us well in advance of the Expiration Date in order to permit us to request a new election among the Options on your behalf in accordance with the terms of the U.S. Retail Holder Election. We will not be responsible if you fail to return this Election Instruction Letter to us in the time necessary for us to submit a request with respect to your Eligible Notes as provided in the U.S. Retail Holder Election.

        If you wish to have us request a new election with respect to any or all of your Eligible Notes tendered by us for your account or benefit on or prior to December 12, 2003 into the Cash Option, you must instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Election Notice is furnished to you for informational purposes only and may not be used by you to request a new election with respect to Eligible Notes previously tendered by us and registered in our name for your account.

IF YOU ARE A U.S. RETAIL HOLDER AND WOULD LIKE TO RECEIVE THE CASH OPTION AS ELECTED BY YOU ON OR PRIOR TO DECEMBER 12, 2003, SUBJECT TO REALLOCATION IN THE MANNER CONTEMPLATED IN THE APE, YOU ARE NOT REQUIRED TO TAKE ANY ACTION PURSUANT TO THE ELECTION NOTICE, INCLUDING COMPLETING THIS ELECTION INSTRUCTION LETTER.

COMPANY DISCLOSURE

        Information about the Company can be read and copied at the Commission's public reference rooms at 100 F Street, N.E., Washington D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company also files annual reports on Form 20-F, and exhibits thereto, furnishes information periodically on Form 6-K, and has filed an application for qualification of indentures on Form T-3 and a Form F-4 Registration Statement by electronic means and they are available to the public over the Internet at the Commission's web site at http://www.sec.gov. The Company will also make available to holders of Old Notes entitled to participate in the Election Offers, copies of all of its filings and submissions made with the Commission since January 1, 2003, including a copy of the Form F-4 Registration Statement, together with its exhibits, at the office of the Exchange Agent, at the address provided on the back cover to the Election Notice. To obtain timely delivery, holders of our Old Notes entitled to participate in the U.S. Retail

Holder Election must request this information no later than five business days before the Expiration Date.

        Notwithstanding any other provisions of, or any extension of, the U.S. Retail Holder Election, the Company may terminate the U.S. Retail Holder Election or, at its option, withdraw, modify, extend or otherwise amend the U.S. Retail Holder Election at any time prior to or concurrently with the expiration of the U.S. Retail Holder Election, as extended for any reason in its sole discretion, including without limitation, if any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to one or both of the Election Offers, the APE, any court order or court-ordered measure (whether in Argentina or the United States) relating thereto (a "Court-Ordered Measure") or any of the Options by or before any court or governmental, regulatory or administrative agency, authority or tribunal, including without limitation any amendment of Law No. 24,522 that challenges the making of one or both of the Election Offers, the APE or any of the other Options, or could, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or could otherwise adversely affect in any material manner, one or both of the Election Offers, the APE, any Court-Ordered Measure or any of the Options.

        The foregoing conditions are for the Company's sole benefit and may be waived by the Company in whole or in part in its absolute discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        The Company reserves the right, in its absolute discretion, if the transactions contemplated in the APE are not consummated for any reason, to purchase or make offers to purchase any Existing Debt that remains outstanding and, to the extent permitted by applicable law, purchase Existing Debt in the open market, in privately negotiated transactions, tender offers or otherwise. The terms of any such purchases or offers could differ from the terms of the APE.

ELECTION INSTRUCTIONS

(COMPLETED ELECTION INSTRUCTIONS MUST BE DELIVERED TO
US IN ORDER TO INSTRUCT US TO
REQUEST A NEW ELECTION WITH RESPECT TO YOUR ELIGIBLE NOTES)

The undersigned hereby requests a new election with respect to the Eligible Notes described below and acknowledges the delivery of such Eligible Notes to the Exchange Agent. All the Eligible Notes subject to a request to make a new election hereby must be tendered pursuant to the terms and conditions of the Election Forms. The undersigned acknowledges and agrees that the acknowledgements, agreements and representations being made by the registered holder in the Election Notice are, where applicable, being made on behalf of the undersigned and that such registered holder is authorized to make such acknowledgements, agreements and representations on behalf of the undersigned.

I.     REPRESENTATIONS

  (a)
  The undersigned hereby represents, warrants and acknowledges that:

  (i)
  it has read and understands the U.S. Retail Holder Certification contained in the Election Notice and it, or the beneficial owner(s) (as defined below), is not described by either of the categories identified in paragraph (2) therein; and

  (ii)
  it is the beneficial owner of, or a duly authorized representative of such beneficial owner(s) of, the Eligible Notes requesting a new election hereby and it has full power and authority to execute this Election Instruction Letter, and has full power and authority to tender, sell, assign and transfer the Eligible Notes subject to a request to make a new election hereby.

        The acknowledgements, representations, warranties and agreements of the undersigned shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the date of delivery of the New Securities (or the making of the Cash Payment, if applicable, in accordance with the APE) to the registered holder. For purposes of this Election Instruction Letter, the "beneficial owner" of any Eligible Notes shall mean any holder that exercises sole investment discretion with respect to such Eligible Notes.

II.    ACKNOWLEDGMENT

The undersigned acknowledges that the acknowledgments and representations and warranties contained herein are made with the intent that they be relied upon by the Company and its agents in determining the eligibility of the undersigned for the U.S. Retail Holder Election.

III.  AMOUNT OF ELIGIBLE NOTES SUBJECT TO A NEW ELECTION

The undersigned holds, in the capacity of beneficial owner, and hereby instructs you to request a new election with respect to the following Eligible Notes previously tendered into the Company's Cash Option:

DESCRIPTION OF ELIGIBLE NOTES PREVIOUSLY TENDERED

Series of U.S. Retail Notes Previously Tendered	Name of the DTC Participant and Participant's Account Number from which Eligible Notes were previously tendered	Lots Tendered*	Aggregate Principal Amount of Eligible Notes

9 1/4% Notes due 2002

10 1/2% Notes due 2007

11.325% Notes due 2009

10 1/2% Notes 2018

Floating Rate Notes due 2003

*  If the space provided is insufficient, list the lots tendered on a separately executed schedule and affix the schedule to this Election Instruction Letter.

By signing and returning these Election Instructions, the undersigned hereby certifies that it is the beneficial owner of the face amount of Eligible Notes set forth above and has full power and authority with respect to such Eligible Notes. The undersigned also acknowledges that the election is subject to all the terms and conditions set forth in the Election Forms.

IV.    CONFIRMATION OF RECEIPT OF ELECTION FORMS

By signing these Election Instructions, the undersigned certifies that the undersigned has been provided with a copy of the Prospectus and the Election Forms.

V.     ADDITIONAL INFORMATION

Name of Beneficial Owner: (Print or Type)
Name of Person Delivering Instructions and Signing Below: (Print or Type)

Social Security or Federal Tax I.D. No.: (Optional)
By: (If Appropriate)
Title: (If Appropriate)
Address: (Street)
City, State and Zip Code:
Country:
Telephone Number:

* * * *

You are irrevocably authorized to produce this Election Instruction Letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. In addition, you are irrevocably authorized and instructed to deliver a copy of this Election Instruction Letter to the Exchange Agent (for the benefit of the Company).

Date authorized	Signature of beneficial owner or duly authorized representative

IT IS RECOMMENDED THAT YOU DELIVER THESE ELECTION INSTRUCTIONS TO THE PERSON WHO SOLICITED YOUR TENDER WELL IN ADVANCE OF THE EXPIRATION DATE. PLEASE CONTACT THAT PERSON TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER. IF THE COMPLETED ELECTION INSTRUCTIONS ARE NOT RECEIVED IN A TIMELY MANNER, YOUR REQUEST TO MAKE A NEW ELECTION WITH RESPECT TO YOUR TENDERED ELIGIBLE NOTES MAY NOT BE EFFECTIVE.

HOW TO COMPLETE THE ELECTION INSTRUCTIONS

To properly submit a request to make a new election with respect to Eligible Notes tendered into the Cash Option on or prior to December 12, 2003, please follow the procedures described below:

          1.     Indicate in Section III the principal amount of Eligible Notes with respect to which you wish to submit a request to make a new election;

          2.     Make sure you have received the Prospectus and the Election Forms;

          3.     Sign and date the Election Instructions;

          4.     If you have an existing account with the Caja de Valores S.A., please provide to us your account information so that we can complete the "New Share Issuance Instructions" included in the Election Notice on your behalf. This information is required in order to deliver to you class C shares of common stock that you have elected or may be allocated to you in accordance with the Company's APE. If you do not have an existing account with the Caja de Valores S.A., any New Shares will be issued and delivered to a local custodian selected by the Company, who will hold such New Shares in custody in its account at the Caja de Valores S.A. until you have met the conditions for a transfer of New Shares to another account. The New Shares cannot be delivered to DTC accounts, Euroclear accounts or Clearstream, Luxembourg accounts.

          5.     If you believe you have received any incorrect or incomplete documents, including the Election Instruction Letter, contact your broker, dealer, nominee or other person who sent you these materials immediately; and

          6.     Return all pages of the completed Election Instruction Letter to your broker, dealer, nominee, or other person who sent you these materials, and send a legible copy of the completed Election Instruction Letter to the Exchange Agent (1) by mail at the following address: JPMorgan Chase Bank, Institutional Trust Services, 4 New York Plaza, 15th Floor, New York, NY 10004, Attn: William Potes, or (2) by fax, to the attention of William Potes, at Fax: (212) 623-6214.

This Election Instruction Letter must be received by your broker, dealer or other person who notified you of the U.S. Retail Holder Election in order to submit a request on your behalf with respect to the U.S. Retail Holder Election. Please confirm the cutoff time for receipt of your Election Instruction Letter by your broker, dealer, or other person who solicited your tenders so that they may process your request to make a new election with respect to your Eligible Notes by the Expiration Date.

IF YOU HAVE ANY QUESTIONS REGARDING THE U.S. RETAIL HOLDER ELECTION OR THIS INSTRUCTION LETTER, INCLUDING THE ELECTION INSTRUCTIONS, PLEASE CALL THE EXCHANGE AGENT AT (212) 623-5136.